Exhibit 21.1

LIST OF SUBSIDIARIES

Hawaiian Telcom, Inc. (Hawaii)

Hawaiian Telcom Services Company, Inc. (Delaware)

Hawaiian Telcom Insurance Company, Incorporated (Hawaii)